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                                                                    Exhibit 3.1b
                                                                   Tiffany & Co.
                                                             Report on Form 10-K
                                                                         FY 2000


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  TIFFANY & CO.

                           ---------------------------

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

        Tiffany & Co., a corporation of the State of Delaware (the "Corporation"), hereby sets forth an Amendment to its Certificate of Incorporation pursuant to 8 Del. C. Section 242, hereby certifying as follows:


        FIRST: The Certificate of Incorporation of the Corporation is amended by striking out the first paragraph of Article FOURTH thereof and by substituting in lieu thereof a new first paragraph of Article FOURTH reading as follows:

                FOURTH: The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the Corporation shall have authority to issue is Two Hundred and Forty-two Million (242,000,000); the total number of shares of Preferred Stock shall be Two Million (2,000,000) and each such share shall have a par value of $.01; and the total number of shares of Common Stock shall be Two Hundred and Forty Million (240,000,000) and each such share of Common Stock shall have a par value of $.01.

        SECOND: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Assistant Secretary this 18th day of May, 2000.

                                     TIFFANY & CO.

Attest:                      By:     /s/ Michael J. Kowalski
                                  --------------------------------
                                     Michael J. Kowalski
                                     President

/s/ Tarz F. Palomba
---------------------------
Tarz F. Palomba
Assistant Secretary